UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     As described under Item 5.07 of this report, on May 19, 2023, the stockholders of Ingredion Incorporated (the “Company”) voted at the Company’s 2023 annual meeting of stockholders (the “2023 annual meeting”) to approve the Ingredion Incorporated 2023 Stock Incentive Plan (the “plan”).

The Company’s Board of Directors approved the plan, subject to stockholder approval at the 2023 annual meeting, on March 15, 2023. The plan became effective at the time of stockholder approval.

The plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, and performance shares to employees, officers and directors of the Company or any of its subsidiaries and other eligible service providers.

A copy of the plan is filed as Exhibit 10.1 to this report and is incorporated by reference in this Item 5.02. The material terms of the plan are described in the Company’s definitive proxy statement on Schedule 14A for the 2023 annual meeting filed with the Securities and Exchange Commission on April 5, 2023 (the “2023 proxy statement”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)     At the 2023 annual meeting, the Company’s stockholders voted on six proposals, which are described in the 2023 proxy statement.

(b)     As of the record date for the 2023 annual meeting, an aggregate of 65,971,241 shares of the Company’s common stock were outstanding and entitled to vote at the meeting. Each share of common stock is entitled to one vote per share.

The final voting results with respect to each proposal voted upon at the 2023 annual meeting are set forth below.

Proposal 1

The holders of the outstanding shares of the Company’s common stock elected to the Board of Directors of the Company each of the 12 nominees specified in the 2023 proxy statement, based on the following numbers of votes:

Name	For	Against	Abstentions	Broker Non-Votes
David B. Fischer	53,883,764	602,221	89,934	4,119,283
Paul Hanrahan	53,374,995	1,135,693	65,231	4,119,283
Rhonda L. Jordan	53,595,215	910,500	70,204	4,119,283
Gregory B. Kenny	52,704,018	1,801,343	70,558	4,119,283
Charles V. Magro	54,188,626	312,129	75,164	4,119,283
Victoria J. Reich	53,538,742	960,254	76,923	4,119,283
Catherine A. Suever	54,262,723	238,583	74,613	4,119,283
Stephan B. Tanda	54,065,007	434,354	76,558	4,119,283
Jorge A. Uribe	54,063,790	437,443	74,686	4,119,283
Patricia Verduin	54,402,603	81,005	92,311	4,119,283
Dwayne A. Wilson	43,470,498	11,035,335	70,086	4,119,283
James P. Zallie	54,185,761	321,254	68,904	4,119,283

Each nominee elected to the Board of Directors at the 2023 annual meeting was elected for a term of one year and until his or her successor has been elected and qualified or until the director’s earlier death, resignation, or removal.

Proposal 2

The holders of the outstanding shares of the Company’s common stock approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the 2023 proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
52,112,372	2,328,169	135,378	4,119,283

Proposal 3

The holders of the outstanding shares of the Company’s common stock designated, by an advisory vote, “every one year” as the frequency with which the Company should hold an advisory vote by stockholders to approve the compensation of the Company’s named executive officers, based on the following numbers of votes:

Every one year	Every two years	Every three years	Abstention	Broker Non-Votes
51,602,630	60,702	2,863,228	49,359	4,119,283

Proposal 4

The holders of the outstanding shares of the Company’s common stock ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023, based on the following numbers of votes:

For	Against	Abstentions
57,550,549	1,086,637	58,016

There were no broker non-votes with respect to this proposal.

Proposal 5

The holders of the outstanding shares of the Company’s common stock approved and ratified a Company bylaw requiring an exclusive forum for certain legal actions, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
42,206,456	12,268,302	101,161	4,119,283

Proposal 6

The holders of the outstanding shares of the Company’s common stock approved the Ingredion Incorporated 2023 Stock Incentive Plan, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
41,721,804	12,763,489	90,626	4,119,283

(d)     In accordance with the stockholder vote at the 2023 annual meeting on Proposal 3 as reported above, and consistent with its recommendation to stockholders, the Board of Directors has determined that the Company will include an advisory vote in its proxy materials to approve the Company’s compensation of its named executive officers as discussed in such proxy materials every one year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Ingredion Incorporated 2023 Stock Incentive Plan, as effective May 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2023	Ingredion Incorporated

	By:	/s/ Tanya M. Jaeger de Foras
Tanya M. Jaeger de Foras
Senior Vice President, Chief Legal Officer, Corporate Secretary and Chief Compliance Officer